Exhibit 99.1
                                                                    ------------


January 26, 2000

Contact:     John R. Biggar, PP&L Resources (610) 774-5613
             Timothy J. Paukovits, PP&L Resources (610) 774-4124




                PP&L RESOURCES ACHIEVES RECORD EARNINGS IN 1999;
                         EXPECTS CONTINUED RECORD GROWTH
                         -------------------------------

     ALLENTOWN, Pa.---PP&L Resources, Inc. (NYSE: PPL) Wednesday (1/26) reported the highest annual earnings in the company's 80-year history. Adjusted earnings for 1999, that is earnings excluding one-time items, were $2.35 per share, 26 percent higher than the similarly adjusted earnings per share of $1.87 reported one year ago.

     "The record earnings level for 1999 demonstrates that PP&L's integrated corporate strategy is successfully building value for our shareowners," said John R. Biggar, PP&L Resources' senior vice president and chief financial officer.

     "Clearly, our strategy to generate and sell competitively priced energy in key U.S. markets and to operate high-quality energy delivery businesses around the world is working," said Biggar. "We look forward to continuing this unprecedented growth in 2000."

     Biggar said the company's adjusted 1999 earnings per share record of $2.35 exceeded the consensus analysts' earnings estimate of $2.31 per share. "We expect this significant growth in earnings to continue beyond 1999," Biggar said. He said the company's earnings for the year 2000 are expected to be between $2.60 and $2.65 per share, which would represent an additional increase of 11 to 13 percent over the record results for 1999.

     The company also reported adjusted earnings of 64 cents per share for the fourth quarter of 1999, 60 percent higher than the 40 cents reported for the same period a year ago.

     Contributing to earnings growth during the fourth quarter of 1999 were a 14 percent increase in electricity supplied to commercial and industrial customers, lower taxes, lower depreciation on generation assets in connection with the transition from a regulated to a competitive energy market, increased contributions from unregulated operations and fewer shares of common stock outstanding as a result of stock repurchase programs. These benefits were partially offset by a one-year 4 percent rate reduction for electric delivery customers in Pennsylvania and by the loss of customers who shopped for alternate electricity generation suppliers under Pennsylvania's customer choice program. The earnings improvement for the year reflects similar factors, as well as significantly higher margins on wholesale energy and marketing activities in 1999 compared with 1998.

     Reported earnings for 1999, that is earnings including one-time items, were $2.84 per share, also a record. This compares to a loss of $3.46 in 1998, which reflected $948 million of net write-offs related to the settlement of the company's restructuring case before the Pennsylvania Public Utility Commission and another competition-related case before the Federal Energy Regulatory Commission. Reported fourth quarter 1999 earnings were $1.02 per share, compared to 56 cents for the same period of 1998, an increase of 82 percent, when reflecting the net benefits of one-time adjustments in both periods.

     One-time boosts to earnings during the fourth quarter of 1999 included a gain from the sale of a generation plant in Sunbury, Pa. and a gain from the sale of the supply portion of the company's electricity business in the United Kingdom - SWEB, now renamed Western Power Distribution (WPD). Partially offsetting these benefits during the fourth quarter of 1999 was a one-time adjustment to write down the carrying value of certain investments made by PP&L Global, the company's international energy development subsidiary.

     In addition to an 8 percent increase in electricity supplied to commercial and industrial customers in 1999, the company also recognized a 4 percent increase in electricity supplied to residential customers, even though it did not compete for customers in the residential market. In total, electricity supplied to retail customers in 1999 increased by 7 percent over the previous year. This reflects the success of PP&L EnergyPlus, the company's competitive retail marketing subsidiary.

     "Overall, the company's strategy to own and effectively operate power plants is one that maximizes the value of our physical assets in order to minimize the cost of our product. That enables us to be successful in the competitive marketplace," said Biggar.

                  PP&L RESOURCES, INC. AND SUBSIDIARY COMPANIES
                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                 Consolidated Balance Sheet
                                                   (Millions of Dollars)

                                               Dec. 31, 1999            Dec. 31, 1998(a)
                                               -------------            ----------------
Assets
Investments and current assets                       1,971                   1,854
Property, plant and equipment

   Transmission and distribution - net              $2,462                  $2,179
   Generation - net                                  2,352                   1,601
   General and intangible - net                        259                     223
   Construction work in progress                       181                     117
   Nuclear fuel and other leased property              139                     162
                                                  --------                --------
     Electric utility plant - net                    5,393                   4,282
   Gas and oil utility plant - net                     171                     175
   Other property - net                                 80                      23
                                                 ---------               ---------
                                                     5,644                   4,480
Recoverable transition costs                         2,647                   2,819
Regulatory and other assets                            945                     454
                                                  --------                   -----
   Total assets                                    $11,207                  $9,607
                                                   =======                  ======

Liabilities and Equity
Current liabilities                                  2,286                   1,276
Long-term debt (less current portion)                3,689                   2,983
Deferred income taxes and ITC                        1,575                   1,574
Liability for above market NUG purchases               674                     775
Other noncurrent liabilities                           959                     862
Minority interest                                       64                       0
Company-obligated mandatorily redeemable securities    250                     250
Preferred stock                                         97                      97
Earnings reinvested                                    654                     372
Other common equity                                  1,795                   1,837
Treasury stock                                        (836)                   (419)
                                                -----------               ---------
Total liabilities and equity                       $11,207                  $9,607
                                                   =======                  ======

(a) Certain amounts have been reclassified to conform to the current year presentation.

                                            Consolidated Income Statement
                                                (Millions of Dollars)

                                        3 Months Ended Dec. 31    12 Months Ended Dec. 31
                                        ----------------------    -----------------------
                                           1999        1998(a)      1999          1998(a)
                                          ------      ---------    ------        --------
Operating Revenues
   Electric                                $696         $588       $2,758        $2,410
   Gas and propane                           28           29          109            35
   Wholesale energy marketing and trading   315          236        1,446         1,223
   Energy-related businesses                 94           49          277           118
                                      ---------   ----------     --------      --------
                                          1,133          902        4,590         3,786
                                       --------    ---------      -------       -------
Operating Expenses
   Fuel and purchased power                 460          330        2,010         1,563
   Other operation and maintenance          239          229          901           777
   Amortization of recoverable
     transition costs                        59            0          172             0

   Depreciation and amortization             64           72          257           338
   Other                                    104           91          378           281
                                       --------      -------       ------        ------
                                            926          722        3,718         2,959
                                       --------       ------        -----         -----
Operating income                            207          180          872           827
                                        -------       ------       ------        ------
Other income                                 90           40           97            66
                                      ---------      -------      -------       -------



                                      -4-


Income before interest, income taxes and
   minority interest                        297          220          969           893
Interest expense                             74           66          277           230
Income taxes                                 82           59          174           259
Minority interest                             1            0           14             0
                                       --------     --------      -------      --------
Income before extraordinary items           140           95          504           404
Extraordinary items (net of taxes)           13            0          (46)         (948)
                                        -------     --------       ------        ------
Income (loss) before dividends on
   preferred stock                          153           95          458          (544)

Preferred stock dividend requirements         7            6           26            25
                                       --------     --------     --------       -------
Net income (loss)                          $146          $89         $432         ($569)
                                           ====       ======       --====        ======

Earnings per share of common stock - basic and diluted
   Adjusted earnings                      $0.64        $0.40        $2.35         $1.87
   One-time adjustments                    0.38         0.16         0.49         (5.33)
                                          -----        -----        -----      --------
   Actual earnings                        $1.02        $0.56        $2.84        ($3.46)
                                          =====        =====        =====       =======

Average number of shares outstanding
   (thousands)                          143,695      157,152      152,287       164,651


(a) Certain amounts have been reclassified to conform to the current year presentation.


                                                    Key Indicators

Financial
                                      12 Months Ended            12 Months Ended
                                       Dec. 31, 1999              Dec. 31, 1998
                                       -------------              -------------

Dividends declared per share                 $1.00                    $1.335
Book value per share (a)                    $11.2                    $11.4
Market price per share (a)                  $22.875                  $27.875
Dividend yield                                4.4%                     4.8%
Dividend payout ratio (b)                    43%                      71%
Price/earnings ratio (b)                      9.7                     14.9
Return on average common equity (b)          16.89%                   10.98%

(a) End of period
(b) Based on adjusted earnings



Operating
PP&L, Inc. (consolidated)             3 Months Ended Dec. 31                  12 Months Ended Dec. 31
                                      ----------------------                  -----------------------
                                                                Percent                                Percent
                                    1999           1998         Change      1999           1998        Change
                                  --------       --------       ------     ------       --------       ------
(millions of kwh)
Electricity delivered to
   retail customers (a)            7,959           7,943           0.2     33,045        32,144          2.8
Electricity supplied to
   retail customers (a)            8,463           7,805           8.4     33,695        31,651          6.5
Wholesale energy sales             7,654           7,405           3.4     31,683        36,708        -13.7


(a) Electricity delivered to retail customers represents the kwh delivered to customers within PP&L, Inc.'s service territory. Electricity supplied represents the kwh supplied to customers within and outside PP&L, Inc.'s service territory (including sales of PP&L EnergyPlus). Customers within PP&L, Inc.'s service territory will have their energy delivered by PP&L, Inc.; however, they have a choice as to their electricity supplier.

     Based in Allentown, Pa., PP&L Resources, Inc. is a Fortune 500 company that delivers electricity and natural gas to more than 1.3 million customers in Pennsylvania; sells wholesale and retail energy in 35 U.S. states and Canada; generates electricity at power plants in Pennsylvania, Maine and Montana; delivers electricity to 1.4 million customers in southwest Britain; and delivers electricity to more than 800,000 customers in Chile, Bolivia and El Salvador.

                                      # # #

     Certain statements contained in this news release, including statements with respect to future earnings, performance and financial results of domestic and foreign subsidiaries, wholesale and retail marketing results and other statements which are statements of other than historical facts, are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: state and federal regulatory developments; new state or federal legislation; national or regional economic conditions; market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; PP&L Resources' and PP&L, Inc.'s profitability and liquidity; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; performance of new ventures; political, regulatory or economic conditions in foreign countries where PP&L Global makes investments; foreign exchange rates; and PP&L Resources' and PP&L, Inc.'s commitments and liabilities. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PP&L Resources' 1998 Form 10-K and interim reports on file with the SEC. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources undertakes no obligation to update the information contained in such statement to reflect subsequent developments or information.